Exhibit 24.2






                          CONSENT OF INDEPENDENT AUDITORS



       We consent  to  the  incorporation  by  reference  in the Registration
       Statement (Form S-8 No. 33-            ) pertaining to Maxicare Health
       Plans, Inc. Outside Directors 1996 Formula Stock Option Plan, Maxicare Health Plans, Inc. Senior Executives 1996 Stock Option Plan, Maxicare Health Plans, Inc. 1995 Stock Option Plan, Restricted Stock Grant Agreement By and Between Maxicare Health Plans, Inc. and Peter J. Ratican, Dated as of February 27, 1995 and Restricted Stock Grant Agreement by and Between Maxicare Health Plans, Inc. and Eugene L. Froelich, Dated as of February 27, 1995, of our report dated February 6, 1996, with respect to the consolidated financial statements and schedules of Maxicare Health Plans, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.






                                              Ernst & Young LLP





       Los Angeles, California
       September 24, 1996








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